                                                                    Exhibit 10.1

                     CHICAGO O'HARE MARRIOTT SUITES HOTEL

                              ROSEMONT, ILLINOIS



                             MANAGEMENT AGREEMENT

                                BY AND BETWEEN

          MUTUAL BENEFIT CHICAGO MARRIOTT SUITE HOTEL PARTNERS, L.P.

                                      AND

                             MARRIOTT HOTELS, INC.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Article I  -- Definition of Terms
---------------------------------

         1.01   Definition of Terms......................................    2

Article II -- Appointment of Management Company
-----------------------------------------------

         2.01   Appointment..............................................   12
         2.02   Delegation of Authority..................................   12
         2.03   No Covenants or Restrictions.............................   13

Article III -- Hotel
--------------------

         3.01   Ownership of Hotel.......................................   14

Article IV -- Term
------------------

         4.01   Term.....................................................   16

Article V -- Compensation of Management Company
-----------------------------------------------

         5.01   Management Fee...........................................   17
         5.02   Accounting and Interim Payment...........................   19
         5.03   Allocation of Net Proceeds from Capital Trans-
                 actions or Net Proceeds from Refinancings...............   20

Article VI -- Working Capital, Inventories and Fixed Asset Supplies
-------------------------------------------------------------------

        6.01    Working Capital and Inventories..........................   22
        6.02    Fixed Asset Supplies.....................................   22

Article VII -- Repairs, Maintenance and Replacements
----------------------------------------------------

        7.01    Routine Repairs and Maintenance..........................   23
        7.02    Repairs and Equipment Reserve............................   23
        7.03    Building Alterations, Improvements,
                   Renewals and Replacements.............................   27
        7.04    Liens....................................................   28
        7.05    Ownership of Replacements................................   28

Article VIII -- Bookkeeping and Bank Accounts
---------------------------------------------

        8.01    Books and Records........................................   29
        8.02    Hotel Accounts, Expenditures.............................   29
        8.03    Annual Operating Projection..............................   30
        8.04    Operating Losses; Credit.................................   31

                                                                           Page
                                                                           ----
Article IX -- Trademark and Trade Name
--------------------------------------

        9.01    Marriott Name............................................   32
        9.02    Purchase of Inventories and Fixed
                    Asset Supplies.......................................   33
        9.03    Breach of Covenant.......................................   33

Article X -- Possession and Use of Hotel
----------------------------------------

        10.01   Payment of Ground Rent and Other Charges.................   34
        10.02   Use......................................................   34
        10.03   Chain Services...........................................   34

Article XI -- Insurance
-----------------------

        11.01   Property Insurance.......................................   36
        11.02   Operational Insurance....................................   37
        11.03   Coverage.................................................   38
        11.04   Cost and Expense.........................................   39
        11.05   Policies and Endorsements................................   40
        11.06   Insurance Required by Mortgagee..........................   40

Article XII -- Taxes
--------------------

        12.01   Real Estate and Personal Property Taxes..................   41

Article XIII -- Hotel Employees
-------------------------------

        13.01   Employees................................................   42

Article XIV -- Damage, Condemnation and Force Majeure
-----------------------------------------------------

        14.01   Damage and Repair........................................   44
        14.02   Condemnation.............................................   44
        14.03   Force Majeure............................................   45

Article XV -- Defaults
----------------------

        15.01   Defaults.................................................   46
        15.02   Remedies.................................................   46
        15.03   Performance Termination..................................   49

Article XVI -- Waiver and Partial Invalidity
--------------------------------------------

        16.01   Waiver...................................................   51
        16.02   Partial Invalidity.......................................   51

                                                                         Page
                                                                         ----

Article XVII -- Assignment
--------------------------

    17.01 Assignment...................................................   52

Article XVIII -- Sale of Hotel
------------------------------

    18.01 Right of First Refusal.......................................   54

Article XIX -- Miscellaneous
----------------------------

    19.01 Right to Make Agreement......................................   58
    19.02 Consents.....................................................   58
    19.03 Agency.......................................................   59
    19.04 Confidentiality..............................................   59
    19.05 Applicable Law...............................................   59
    19.06 Headings.....................................................   59
    19.07 Notices......................................................   59
    19.08 Limited Liability............................................   60
    19.09 Entire Agreement.............................................   61

                             MANAGEMENT AGREEMENT



        This MANAGEMENT AGREEMENT (the "Agreement") is executed as of the 12th day of June, 1989 (the "Effective Date"), by MUTUAL BENEFIT CHICAGO MARRIOTT SUITE HOTEL PARTNERS, L.P., a Rhode Island limited partnership with its principal offices at 290 Westminster Street, Providence, Rhode Island 02903 (the "Partnership"), and MARRIOTT HOTELS, INC., a Delaware corporation with its principal offices at 10400 Fernwood Road, Bethesda, Maryland 20058 (the "Management Company").


                                   RECITALS


        WHEREAS, the Partnership has this date acquired the Marriott Suites O'Hare Hotel located at 6155 North River Road, Rosemont, Illinois (the "Hotel"); and


        WHEREAS, this Agreement is being entered into by the parties for the purpose of providing management services for the Hotel;


        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

                                   ARTICLE I

                              DEFINITION OF TERMS
                              -------------------

     1.01 Definition of Terms
          -------------------

     The following terms when used in the Agreement shall have the meanings indicated:

     "Accounting Period" shall mean the four (4) week accounting periods having
      -----------------
the same beginning and ending dates as Management Company's four (4) week accounting periods, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform Management Company's accounting system to the calendar.

     "Agreement" shall have the meaning ascribed to it in the Preamble.
      ---------

     "Annual Operating Projection" shall have the meaning ascribed to it in
      ---------------------------
Section 8.03.

     "Base Management Fee" shall have the meaning ascribed to it in the
      -------------------
definition of "Net House Profit" set forth in this Section 1.01.

     "Building Estimate" shall have the meaning ascribed to it in Section
      -----------------
7.03A.

     "Capital Transactions" shall mean the sale, exchange or disposition
      --------------------
(including the grant of a long-term leasehold) of the Hotel or any substantial interest therein or portion thereof that is not in the ordinary course of business or casualty damage to or condemnation of the Hotel or any substantial interest therein or portion thereof.

     "Chain Services" shall have the meaning ascribed to it in Section 10.03.
      --------------

     "Contingent Management Fees" shall mean the cumulative total of those
      --------------------------
portions of any Incentive Management Fees under Section 5.01A to which Manager has not theretofore been entitled owing to the limitations of Section 5.01B.

     "Debt Service Guarantee" shall mean that certain guaranty, in the maximum
      ----------------------
amount of Two Million Five Hundred Thousand Dollars ($2,500,000) dated approximately the Effective Date of this Agreement, executed by Marriott (as guarantor) for the benefit of Lender in connection with the Original Mortgage.

     "Deductions" shall have the meaning ascribed to it in the definition of
      ----------
"Net House Profit" set forth in this Section 1.01.

     "Defaulting Party" shall have the meaning ascribed to it in Section 15.02B.
      ----------------

     "Effective Date" shall have the meaning ascribed to it in the Preamble.
      --------------

     "FF&E" shall have the meaning ascribed to it in Section 7.01.
      ----

     "Fiscal Year" shall mean Management Company's Fiscal Year of fifty-two
      -----------
(52) or fifty-three (53) weeks ending at midnight on the Friday closest to December 31st in each calendar year; the new Fiscal Year begins on the Saturday immediately following said Friday. Any partial Fiscal Year between the Opening Date and the commencement of the first full Fiscal Year shall be included as part Of the first full Fiscal Year. A partial Fiscal Year between the end of the last full Fiscal Year and the Termination of the Agreement shall, for purposes of the Agreement, constitute a separate Fiscal Year. If Management Company's Fiscal Year is changed in the future, appropriate adjustment to the Agreements reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall alter the term of the Agreement or in any way reduce the distributions of Net House Profit or other payments due Owner hereunder.

     "Fixed Asset Supplies" shall mean supply items included within "Property
      --------------------
and Equipment" under the Uniform System of Accounts, including linen, china, glassware, silver, uniforms, and similar items.

     "Gross Revenues" shall mean all revenues and receipts of every kind
      --------------
derived from operating the Hotel and parts thereof, including, but not limited to income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rental of rooms, stores, offices, and exhibit or sales space of every kind; license, lease, and concession fees and rentals (not including gross receipts of licensees, lessees, and concessionaires); income from vending machines; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise, service charges, and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include gratuities to Hotel employees or federal, state, or municipal excise, sales, or use taxes or similar impositions collected directly from patrons or guests or included as part of the sales price of any goods or services.

     "Ground Lease" shall mean that certain Ground Lease the lessee's interest
      ------------
in which has heretofore been assigned to Owner originally made and dated as of June 16, 1986 by and between Marriott, as lessee, and Simon-Rosemont Developers, as lessor, a memorandum of which was recorded on April 3, 1987 as Document 3604964, as amended by First Amendment to Lease recorded on April 3, 1987 as Document 36049654 and as further amended by Second Amendment to Lease recorded on February 9, 1989 as Document 89063670.

     "Hotel" shall have the meaning set forth in the Recitals to this Agreement
      -----
and shall include the Site, improvements, and all FF&E and supplies installed therein.

     "Impositions" shall have the meaning ascribed to it in Section 12.01.
      -----------

     "Incentive Management Fee" shall have the meaning ascribed to it in Section
      ------------------------
5.01A(2).

     "Initial First Mortgage" shall mean the first mortgage loan provided by the
      ----------------------
Lender in the principal amount of $25,500,000.

     "Initial Term" shall have the meaning ascribed to it in Section 4.01.
      ------------

     "Inventories" shall mean "Inventories" as defined in the Uniform System of
      -----------
Accounts, such as provisions in storerooms, refrigerators, pantries, and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

     "Lender" shall mean National Bank of Canada.
      ------

     "Limited Partnership Agreement" shall mean the Amended and Restated
      -----------------------------
Agreement of Limited Partnership of Owner, as the same may be amended from time to time.

     "Loan Agreement" shall mean that certain Loan Agreement dated as of June
      --------------
12, 1989 between Owner and Lender.

     "Management Company" shall have the meaning ascribed to it in the Preamble.
      ------------------

     "Marriott" shall mean Marriott Corporation, a Delaware corporation.
      --------

     "Net House Profit" shall mean the excess of Gross Revenues over the
      ----------------
following deductions ("Deductions") incurred in the ownership and operation of the Hotel:

          1. The cost of sales, including salaries, wages, fringe benefits, payroll taxes, commissions and discounts for prompt or cash payments, and other costs related to Hotel employees;

          2. Departmental expenses, administrative and general expenses, and the cost of Hotel advertising and business promotion, heat, light, and power, and routine repairs, maintenance and minor alterations treated as Deductions under
Section 7.01;

     3. The cost of Inventories and Fixed Asset Supplies consumed in the operation of the Hotel;

     4. A reasonable reserve for uncollectible accounts receivable as determined by Management Company;

     5. All costs and fees of independent accountants or other parties who perform routine services required or permitted hereunder;

     6. The cost and expense of technical consultants and operational experts for specialized services in connection with non-routine Hotel work (such cost and expense to be approved by Owner, which approval shall not unreasonably be withheld);

     7. An amount equal to three percent (3%) of Gross Revenues (the "Base Management Fee") as payment to Management Company for the Hotel's share of costs and expenses incurred by Management Company or its affiliated companies for services that benefit all Marriott hotels, are performed by personnel not normally located at the Hotel, and are not Chain Services. Such services include executive supervision, consulting, planning, policy-making, corporate finance, personnel, and employee relations, in-house legal services, trademark protection, research and development, and the services of Management Company's technical, operational and marketing experts making routine inspection and consultation visits to the Hotel;

     8. The Hotel's pro rata share of costs and expenses incurred by Management Company in providing Chain Services;

     9. Insurance costs and expenses as provided in Sections 11.01, 11.02, 11.04 and 11.06;

     10. Taxes, if any, payable by or assessed against Management Company related to the Agreement or to Management Company's operation of the Hotel (exclusive of Management Company's income taxes);

     11. Impositions;

     12. Contributions to the Repairs and Equipment Reserve as provided in
Section 7.02B or E;

     13. The cost of Building alterations, improvements, renewals, or replacements under Section 7.03;

     14. Such other costs and expenses as are specifically provided for elsewhere in the Agreement or are otherwise reasonably necessary for the proper and efficient operation of the Hotel.

     "Net Proceeds from Capital Transactions" shall mean all cash receipts from
      --------------------------------------
a Capital Transaction (including any cash realized upon the sale or discount of any evidence of indebtedness received by Owner on account of any Capital Transaction), less (i) the amount of cash applied by Owner to the payment of debts and obligations of Owner (including any Qualified First Mortgage and nonrecourse debts related to the particular Capital Transaction but excluding debts and obligations of Owner to any partner or affiliate of any partner of Owner); and (ii) the amount of cash paid or to be paid by Owner in connection with expenses (other than expenses payable to any partner or affiliate of any partner of Owner) associated with such Capital Transaction (which shall include, with regard to damage recoveries or insurance or condemnation proceeds, cash paid or to be paid in connection with repairs, replacements or renewals, in the discretion of Owner, relating to damage or partial condemnation of the Hotel.

     "Net Proceeds from Refinancings" shall mean all cash receipts arising from
      ------------------------------
a Refinancing less (i) the amount of cash paid or to be paid by Owner for expenses in connection with such Refinancing and for repayment of a previously incurred Qualified First Mortgage; and (ii) the cost of any expansion of the Hotel approved by Management Company.

     "Non-Defaulting Party" shall have the meaning ascribed to it in Section
      --------------------
15.02B.

     "Operating Loss" shall mean a negative Net House Profit.
      --------------

     "Owner" shall mean the Partnership for so long as it continues to own the
      -----
Hotel or any successor owner thereof.

     "Owners Capital" shall mean an amount equal to $11,964,000.
      --------------

     "Partnership" shall have the meaning set forth in the Preamble.
      -----------

     "Qualified First Mortgage" shall mean the Initial First Mortgage or any
      ------------------------
first mortgage securing a loan incurred for the purpose of refinancing either the Initial First Mortgage or any successor first mortgage incurred for such purpose.

     "Refinancing" shall mean any first mortgage refinancing or borrowing the
      -----------
proceeds of which are applied to the repayment of a Qualified First Mortgage and includes a sale and leaseback if no taxable gain is recognized for federal income tax purposes.

     "Renewal Terms" shall have the meaning ascribed to it in Section 4.01.
      -------------

     "Repairs and Equipment Reserve" shall have the meaning ascribed to it in
      -----------------------------
Section 7.02A.

     "Repairs and Equipment Estimate" shall have the meaning ascribed to it in
      ------------------------------
Section 7.02D.

     "Reserve" shall have the meaning ascribed to it in Section 7.02A.
      -------

     "Site" shall have the meaning ascribed to it in Section 3.01.
      ----

     "Standaside Amount" means the sum of (a) rental payable under the Ground
      -----------------
Lease, (b) principal and interest payments actually due with respect to the first $25,500,000 principal amount of a Qualified First Mortgage, and (c) $1,020,000; provided, however, that (i) any principal payments under clause (b) shall not include any "balloon" payments due on maturity nor shall any such payments exceed amortization payments determined on a thirty-year amortization schedule, and (ii) any prepayment of any portion of the Initial First Mortgage shall not, for the purposes hereof, be deemed to reduce the amount otherwise computed under clause (b).

     "Termination" shall mean the expiration or sooner cessation of the
      -----------
Agreement.

     "Uniform System of Accounts" shall mean the Uniform System of Accounts for
      --------------------------
Hotels, Eighth Revised Edition, 1987, as published by the Hotel Association of New York City, Inc.

     "Working Capital" shall mean funds that are reasonably necessary for the
      ---------------
day-to-day operation of the Hotel's business including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, operating bank accounts, receivables, payrolls, prepaid expenses, and funds required to maintain Inventories, less accounts payable and accrued current liabilities.



                               END OF ARTICLE I

                                  ARTICLE II

                       APPOINTMENT OF MANAGEMENT COMPANY
                       ---------------------------------

     2.01 Appointment
          -----------

     Owner hereby appoints and employs Management Company as Owner's exclusive agent to supervise, direct, and control the management of the Hotel for the term provided in Article IV. Management Company accepts said appointment and agrees to manage the Hotel during the term of the Agreement in accordance with the terms and conditions hereinafter set forth. The performance of all activities by Management Company hereunder shall be for the account of Owner.



     2.02 Delegation of Authority
          -----------------------

     Hotel operations shall be under the exclusive supervision and control of Management Company, which, except as otherwise specifically provided in the Agreement, shall be responsible for the proper and efficient operation of the Hotel. Management Company shall have discretion and control, free from interference, interruption, or disturbance, in all matters relating to the management and operation of the Hotel, including, without limitation, charges for rooms and commercial space, credit policies, food and beverage services, employment policies, granting of concessions or leasing of shops and agencies within the Hotel, receipt, holding and disbursement of funds, maintenance of bank accounts, procurement of inventories, supplies, and services, promotion and publicity, and generally, all activities necessary for operation of the Hotel.

     2.03 No Covenants or Restrictions
          ----------------------------

     Owner warrants that there are on the Effective Date no covenants or restrictions that would prohibit or limit Management Company, after the necessary licenses and permits therefor have been obtained, from operating the Hotel, including cocktail lounges, restaurants, and other facilities customarily a part of or related to a first-class hotel. Owner agrees upon request by Management Company to sign promptly and without charge applications for licenses, permits, or other instruments necessary for the operation of the Hotel.


                               END OF ARTICLE II

                                  ARTICLE III

                                     HOTEL
                                     -----

     3.01 Ownership of Hotel
          ------------------

     A. Owner hereby covenants that it holds good and marketable 1easehold title to the Site and that it will have, keep and maintain good and marketable leasehold title interest therein free and clear of any and all liens, encumbrances, or other charges except as follows:

          1. The terms and conditions of the Ground Lease.

          2. Easements or other encumbrances (other than those described in subsection 3 and 4 hereof) that do not adversely affect the operation of the Hotel by Management Company.

          3. A Qualified First Mortgage.

          4. Mortgages, deeds of trust, or similar security instruments that contain a provision that this Agreement will not be subject to forfeiture or Termination other than in accordance with the terms hereof, notwithstanding a default under such mortgage, deed of trust, or security instrument.

          5. Liens for taxes, assessments, levies or other public charges not yet due or that are being contested in good faith.

     B. Owner shall pay and discharge, on or before the due date, (i) any rental or other payment required of the tenant under the Ground Lease and (ii) any and all installments of principal and interest due and payable upon any mortgage, deed of trust, or like instrument described in this Section 3.01 and shall indemnify Management Company from and against all claims, litigation, and damages arising from the wrongful failure to make such payments as and when required. Management Company shall abide by all of the terms of the Ground Lease but shall have nc affirmative obligations of the tenant under it.



                              END OF ARTICLE III

                                  ARTICLE IV

                                     TERM
                                     ----

     4.01 Term
          ----

     The initial term ("Initial Term") of the Agreement shall commence with the Effective Date and, unless sooner terminated as herein provided, shall continue through and including the last day of Fiscal Year 2008. The term may thereafter be renewed by Management Company, at its option (on the same terms and conditions contained herein), for each of five (5) successive periods of ten
(10) Fiscal Years ("Renewal Terms): provided that Management Company shall have no such right of renewal if, at that time, Owner has the right to terminate this Agreement under Section 15.01 or 15.02. If Management Company elects to exercise any such option to renew, it shall give Owner notice to that effect at least twelve (12) months before the expiration of the then current term.



                               END OF ARTICLE IV

                                    ARTICLE V

                       COMPENSATION OF MANAGEMENT COMPANY
                       ----------------------------------

     5.01 Management Fee
          --------------

     A. In consideration of services to be performed during the term of this Agreement, Management Company shall be paid the annual sum of the following as its management fee:

          1. the Base Management Fee which shall be treated as a Deduction in the determination of any Net House Profit (or Operating Loss); plus

          2. an "Incentive Management Fee" equal to twenty percent (20%) of Net House Profit in each Fiscal Year thereof. Payment of the Incentive Management Fee shall be subject to the provisions of Sections 5.01B, 5.02 and 5.03 below.

     B.   In each Fiscal Year (and in each Accounting Period within each Fiscal
Year) during the term of this Agreement, Net House Profit shall be applied in the following sequence:

          1. As to any Accounting Period after the Effective Date, all Net House Profit shall be applied as follows:

              (a) First, Net House Profit shall be retained by Owner until Owner has received the Standaside Amount; thereafter,

              (b) The remaining balance of Net House Profit shall be applied to the repayment (to the extent of funds available) of any advances (plus accrued interest thereon) made by Marriott or any of its affiliates pursuant to the Debt Service Guarantee; thereafter,

              (c) The remaining balance of Net House Profit shall be paid to Management Company, to be applied to the payment (to the extent of funds available) of fifty percent (50%) of the amount of its Incentive Management Fee for the then current Fiscal Year; thereafter,

              (d) Up to fifty percent (50%) of the remaining balance of Net House Profit shall be paid to Management Company, to be applied to the payment (to the extent of funds available) of the following (in sequence):
     (i) fifty percent (50%) of the amount of its Incentive Management Fee for the then current Fiscal Year, and (ii) the balance of all Contingent Management Fees not paid for any prior period; thereafter

              (e) The remaining balance of Net House Profit shall be retained by Owner;

provided, however, subsequent to the first full twenty-six Accounting Periods following the Effective Date (the "Initial Period") no applications of Net House Profit under clause (d) above will be made with respect to any unpaid Contingent Management Fees which relate to the Initial Period and Management Company's entitlement to any such unpaid Contingent Management Fees shall be forever waived.

     C. No Incentive Management Fees or Contingent Management Fees shall be deemed earned or accrued until Net House Profit is available pursuant to the terms hereof for the purpose of payment of the same. Upon Termination of the Management

Agreement for any reason other than by reason of (1) default by Owner or (2) a sale of the Hotel or its damage, destruction or condemnation (which in the event of (2) results in the availability to Owner of Net Proceeds from Capital Transactions), Management Company shall have no right to receive any of the then outstanding balance of the Contingent Management Fees.

     5.02 Accounting and Interim Payment
          ------------------------------

     A. Within twenty (20) days after the close of each Accounting Period, Management Company shall submit an interim accounting to Owner showing Gross Revenues, Deductions, Net House Profit and applications thereof. All such interim accountings will furnish at least the level of detail shown on Exhibit "B" hereto. Management Company shall transfer with each accounting any interim amounts to be retained by Owner and shall pay any interim management fee due Management Company.

     B. Calculations and payments of the management fee and distributions of Net House Profit made with respect to each Accounting Period, as described in
Section 5.OlA and B hereof, within a Fiscal Year shall be accounted for cumulatively. Within sixty (60) days after the close of each Fiscal Year, Management Company shall submit an accounting, as more fully described in
Section 8.01, for such Fiscal Year to Owner, which accounting shall be controlling over the interim accountings. Any adjustments required by the Fiscal Year accounting shall be made promptly by the parties. No adjustment shall be made for any Operating Loss in a preceding or subsequent Fiscal Year.

     C. Throughout the term of the Debt Service Guarantee (and thereafter, at the option of the Partnership for so long as the Partnership is the Owner), Management Company shall withhold, from any amounts otherwise due Owner under this Section 5.02, to the extent thereof, the amounts needed to make the regular debt service payments due under a Qualified First Mortgage and the promissory note (the "Note") which it secures, and Management Company shall, as Owner's agent, forward such Debt Service Payments directly to Lender.

     5.03 Allocation of Net Proceeds from Capital Transactions or Net Proceeds
          --------------------------------------------------------------------
from Refinancings.
-----------------

     Net Proceeds from Capital Transactions and/or Net Proceeds from Refinancings shall be allocated as follows:

          1. First, Net Proceeds from Capital Transactions and/or Net Proceeds from Refinancings shall be retained by Owner in an amount equal to the sum of:

             (a) $11,964,000 less the cumulative amount of any prior allocations to Owner of Net Proceeds from Refinancings or from Net Proceeds from Capital Transactions; plus

             (b) an amount equal to (i) a cumulative eight percent (8%) annual return (non-compounded) on Owner's Capital, less (ii) the cumulative amount of any allocation of Net House Profit theretofor retained by Owner pursuant to
Section 5.0lB(l)(a) but only with respect to the amount specified in clause (c) of the definition of "Standaside Amount"; thereafter

     2. Second, Net Proceeds from Capital Transactions and/or Net Proceeds from Refinancings shall be applied to the repayment (to the extent of funds available) of any advances (plus accrued interest thereon) made by Marriott or any of its affiliates pursuant to the Debt Service Guarantee; thereafter

     3. The remaining balance of Net Proceeds from Capital Transactions and/or Net Proceeds from Refinancings shall be paid to Management Company, to be applied to the payment (to the extent of funds available) of the balance of all Contingent Management Fees (other than Contingent Management Fees no longer payable by virtue of the proviso to Section 502B) not paid in prior Fiscal Years or prior Accounting Periods of the same Fiscal Year; thereafter

     4. The remaining balance of Net Proceeds from Capital Transactions and/or Net Proceeds from Refinancings shall be retained by Owner.



                                END OF ARTICLE V

                                   ARTICLE VI

              WORKING CAPITAL, INVENTORIES AND FIXED ASSET SUPPLIES
              -----------------------------------------------------

     6.01 Working Capital and Inventories
          -------------------------------

     Owner shall, on the Effective Date, provide the funds necessary to supply the Hotel with Working Capital and Inventories and shall from time to time thereafter promptly advance, upon request of Management Company, any additional funds necessary to maintain Working Capital and Inventories at levels determined by Management Company to be necessary to satisfy the needs of the Hotel as its operation may from time to time require. Working Capital and Inventories so advanced shall remain the property of Owner throughout the term of the Agreement. Upon Termination, Owner shall retain any of its unused Working Capital and Inventories, except for Inventories purchased by Management Company under Section 9.02.

     6.02 Fixed Asset Supplies
          --------------------

     Owner shall provide the funds necessary to supply the Hotel with Fixed Asset Supplies and shall from time to time thereafter promptly advance, upon request of Management Company, any additional funds necessary to maintain Fixed Asset Supplies at levels determined by Management Company to be necessary to satisfy the needs of the Hotel as its operation may from time to time require. Fixed Asset Supplies shall remain the property of Owner throughout the term of the Agreement, except for Fixed Asset Supplies purchased by Management Company under Section 9.02.



                                END OF ARTICLE VI

                                   ARTICLE VII

                     REPAIRS, MAINTENANCE, AND REPLACEMENTS
                     --------------------------------------

     7.01 Routine Repairs and Maintenance
          -------------------------------

     Management Company shall maintain the Hotel in good repair and condition and in conformity with applicable laws and regulations and shall make or cause to be made such routine maintenance, repairs, and minor alterations, the cost of which can be expensed under generally accepted accounting principles, as it, from time to time, deems necessary for such purposes. The cost of such maintenance, repairs, and alterations shall be paid from Gross Revenues and shall be treated as a Deduction in determining Net House Profit. The cost of non-routine repairs and maintenance, either to the Hotel building or its fixtures, furniture, furnishings, and equipment ("FF&E") shall be paid for in the manner described in Sections 7.02 and 7.03.

     7.02 Repairs and Equipment Reserve
          -----------------------------

     A. Management Company shall establish an escrow reserve account (the "Repairs and Equipment Reserve" or the "Reserve") in a bank designated by Management Company to cover the cost of:

          1. Replacements and renewals to the Hotel's FF&E; and

          2. Certain routine repairs and maintenance to the Hotel building that are normally capitalized under generally accepted accounting principles such as exterior and interior repainting, resurfacing building walls, floors, roofs, and parking areas, and replacing folding walls and the like, but that are not major repairs, alterations, improvements, renewals, or replacements to the Hotel building's structure or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing, or vertical transportation systems, the cost of which are Owner's sole responsibility under Section 7.03.

        B. During the period of time up to the expiration of the first full Fiscal Year after the Effective Date, Management Company shall transfer into the Reserve an amount equal to one percent (1%) of Gross Revenues for such period of time; during the second full Fiscal Year after the Effective Date, Management Company shall transfer into the Reserve an amount equal to two percent (2%) of Gross Revenues for such Fiscal Year; during the third, fourth, and fifth full Fiscal Years after the Effective Date, Management Company shall transfer into the Reserve an amount equal to three percent (3%) of Gross Revenues for each of such Fiscal Years; during the sixth through the tenth full Fiscal Years after the Effective Date, Management Company shall transfer into the Reserve an amount equal to four percent (4%) of Gross Revenues for each of such Fiscal Years; commencing with the eleventh full Fiscal Year after the Effective Date and for all Fiscal Years thereafter, subject to the provisions of section 8.02 E, Management Company shall transfer into the Reserve an amount equal to five percent (5%) of Gross Revenues for each of such Fiscal Years.

        C. Management Company shall from time to time make such (1) replacements and renewals to the Hotel's FF&E, and (2) repairs to the Hotel building of the nature described in Section 7.02A 2, as it deems necessary, up to the balance in the Repairs and Equipment Reserve. No expenditures shall be made from the Reserve other than as set forth in the preceding sentence. No expenditures shall be made in excess of said balance without the approval of Owner. At the end of each Fiscal Year, any amounts remaining in the Repairs and Equipment Reserve shall be carried forward to the next Fiscal Year. Proceeds from the sale of FF&E no longer necessary to the operation of the Hotel shall be deposited in the Reserve and credited against the amount otherwise required to be deposited in the Reserve under Section 7.02B, as shall any interest that accrues on amounts in the Reserve.

        D. Management Company shall prepare an estimate ("Repairs and Equipment Estimate") of the expenditures necessary for (1) replacements and renewals to the Hotel's FF&E, and (2) repairs to the Hotel building of the nature described in Section 7.02A 2, during the ensuing Fiscal Year and shall submit such Repairs and Equipment Estimate to Owner at the same time as it submits the Annual Operating Projection described in Section 8.03. If Owner fails to approve the Repairs and Equipment Estimate within thirty (30) days of its receipt, Management Company may terminate this Agreement upon six (6) months written notice to Owner.

        E. The contributions for the Repairs and Equipment Reserve described in
Section 7.02B are estimates based on Management Company's prior experience with new hotels. As the Hotel ages, these percentages may not be sufficient to keep the Reserve at the levels necessary to make the replacements and renewals to the Hotel's FF&E, or to make the repairs to the Hotel building of the nature described in Section 7.02A 2, or which are required to maintain the Hotel as a first-class facility. If the Repairs and Equipment Estimate prepared in good faith by Management Company exceeds the available funds in the Repairs and Equipment Reserve, Owner may:

           1. Agree to increase the annual percentage in Section 7.02B to provide the additional funds required, or

           2. Arrange to obtain outside financing for the additional funds required, in which event the principal and interest payments on such financing shall constitute Deductions in determining Net House Profit.

       A failure or refusal by Owner to accept either 1 or 2 above within a sixty (60) day period after Management Company's request therefor shall entitle Management Company to terminate the Agreement upon six (6) months' written notice to Owner.

       F. Management Company shall not, however, exercise its option to terminate under Sections 7.02D or E unless the Parties have made reasonable efforts to agree on the Repairs and Equipment Estimate.

     7.03 Building Alterations, Improvements, Renewals, and Replacements
          --------------------------------------------------------------

     A. Management Company shall prepare an annual estimate of the expenses necessary for major repairs, alterations, improvements, renewals, and replacements (which repairs, alterations, improvements, renewals and replacements are not among those referred to in Section 7.02A 2) to the structural, mechanical, electrical, heating, ventilating, air conditioning, plumbing, and vertical transportation elements of the Hotel building (the "Building Estimate") and shall submit such Building Estimate to Owner for its approval at the same time the Annual Operating Projection is submitted. Management Company shall not make any expenditures for such purposes without the prior written consent of Owner, which consent shall not be unreasonably withheld; provided that if major repairs, alterations, improvements, renewals, or replacements to the Hotel are required by reason of any law, ordinance, regulation, or order of a competent government authority, or are otherwise required for the continued safe and orderly operation of the Hotel, Management Company shall immediately give Owner notice thereof and shall be authorized to take appropriate remedial action without such approval if Owner does not act. The cost of all such repairs, alterations, improvements, renewals, or replacements shall be borne solely by Owner. Owner may finance such cost, in which event the principal and interest payments on such financing shall constitute Deductions in determining Net House Profit.

     B. If Owner does not approve the Building Estimate as in good faith recommended by Management Company within sixty (60) days after it has been submitted, Management Company shall have the option of terminating the Agreement upon six (6) months' written notice. Management Company shall not, however, exercise this option unless the parties have made reasonable efforts to agree on the Building Estimate.

     7.04 Liens
          -----

     Management Company and Owner shall use their best efforts to prevent any liens from being filed against the Hotel that arise from any maintenance, repairs, alterations, improvements, renewals, or replacements in or to the Hotel. They shall cooperate fully in obtaining the release of any such liens, and the cost thereof, if the lien was not occasioned by the fault of either party, shall be treated in the same way as the cost of the matter to which it relates. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining release of the lien.

     7.05 Ownership of Replacements
          -------------------------

     All repairs, alterations, improvements, renewals or replacements made pursuant to Article VII shall be the property of Owner.



                              END OF ARTICLE VII

                                 ARTICLE VIII

                         BOOKKEEPING AND BANK ACCOUNTS
                         -----------------------------

     8.01 Books and Records
          -----------------

     Books of control and account shall be kept on the accrual basis and in material respects in accordance with the Uniform System of Accounts, with the exceptions provided in the Agreement. Owner may at reasonable intervals during Management Company's normal business hours examine such records. Within sixty
(60) days following the close of each Fiscal Year, Management Company shall furnish Owner a statement in reasonable detail summarizing the Hotel operations for such Fiscal Year and a certificate of Management Company's chief accounting officer certifying that such year-end statement is true and correct. Owner shall have ninety (90) days after receipt to audit, examine, or review said statement. If Owner raises no objections within said ninety (90) day period, the statement shall be deemed to have been accepted by Owner as true and correct, and Owner shall have no further right to question its accuracy; provided, however, that either Owner or Management Company may thereafter raise any errors or omissions not apparent from an examination of the statement itself.

     8.02 Hotel Accounts, Expenditures
          ----------------------------

     A. All funds derived from operation of the Hotel shall be deposited by Management Company in Hotel bank accounts in a bank designated by Management Company and approved by Owner, which approval shall not be unreasonably withheld. Wherever practicable such bank accounts shall be interest bearing accounts. Withdrawals from said accounts shall be made by representatives of Management Company whose signatures have been authorized. Reasonable petty cash funds shall be maintained at the Hotel.

     B. All payments made by Management Company hereunder shall be made from authorized bank accounts, petty cash funds, or from Working Capital provided by Owner under Section 6.01. Management Company shall not be required to make any advance or payment to or for the account of Owner except out of such funds, and Management Company shall not be obligated to incur any liability or obligation for Owner's account without assurances that necessary funds for the discharge thereof will be provided by Owner. Debts and liabilities incurred by Management Company as a result of its operation and management of the Hotel under the terms hereof, whether asserted before or after the Termination of this Agreement, will be paid by Owner to the extent funds are not available for that purpose from the operation of the Hotel.

     8.03 Annual Operating Projection
          ---------------------------

     Management Company shall submit to Owner for its review thirty (30) days before the beginning of each Fiscal Year after the Effective Date an "Annual Operating Projection." Such projection shall project the estimated Gross Revenues, departmental profits, Deductions, and Net House Profit for the forthcoming Fiscal Year for the Hotel, taking into account the

Hotel's market area and the integration of the Hotel into the Marriott suites hotel system. Management Company shall use its best efforts to adhere to the Annual Operating Projection. It is understood, however, that the Annual Operating Projection is an estimate only and that unforeseen circumstances such as, but not limited to, the costs of labor, material, services and supplies, casualty, operation of law, or economic and market conditions may make adherence to the Annual Operating Projection impracticable, and Management Company shall be entitled to depart therefrom due to causes of the foregoing nature. Management Company shall also make available updated projections to the extent Management Company prepares such updates.

     8.04 Operating Losses; Credit
          ------------------------

     A. To the extent there is an Operating Loss, additional funds in the amount thereofsuch deficiency shall be provided by Owner within ten (10) days after Management Company has given written notice to Owner of such Operating Loss.

     B. In no event shall either party borrow money in the name of or pledge the credit of the other.



                              END OF ARTICLE VIII

                                   ARTICLE IX

                            TRADEMARK AND TRADE NAME
                            ------------------------

     9.01 Marriott Name
          -------------

     Management Company represents and warrants that, pursuant to written agreement with Marriott Corporation, it has the right to use the "Marriott" name in connection with management of the Hotel hereunder. Accordingly, during the term of the Agreement, the Hotel shall be known as a "Marriott" hotel, with such additional identification as may be necessary to provide local identification. If the name of the Marriott suites hotel system is changed, Management Company shall have the right to change the name of the Hotel to conform thereto. The name "Marriott" when used alone or in connection with another word or words and the Marriott trademarks, trade names, symbols, logos, and designs shall in all events remain the exclusive property of Marriott, and nothing contained herein shall confer on Owner the right to use the Marriott name, trademarks, trade names, symbols, logos, or designs otherwise than in strict accordance with the terms of the Agreement. Except as provided in Section 9.02, upon Termination, any use of or right to use the Marriott name, trademarks, trade names, symbols, logos, or designs by Owner shall cease forthwith and Owner shall promptly remove from the Hotel any signs or similar items that contain the Marriott name, trademarks, trade names, symbols, logos, or designs.

     9.02 Purchase of Inventories and Fixed Asset Supplies
          ------------------------------------------------
     Upon Termination, Management Company shall have the option, to be exercised within thirty (30) days after Termination, to purchase, at their then book value, any items of the Hotel's Inventories and Fixed Asset Supplies as may be marked with the Marriott name or any Marriott trademark, trade name, symbol, logo, or design. Should the removal of any such items result in damage to other Hotel property, Management Company shall be responsible for repairing such harm. In the event Management Company does not exercise its purchase option, Owner agrees that it will use any such items not so purchased exclusively in connection with the Hotel until they are consumed.

     9.03 Breach of Covenant
          ------------------

     Management Company and/or its affiliated companies shall be entitled, in case of any breach of the covenants of Article IX by Owner or others claiming through it, to injunctive relief and to any other right or remedy available at law. Article IX shall survive Termination.



                               END OF ARTICLE IX

                                   ARTICLE X

                          POSSESSION AND USE OF HOTEL
                          ---------------------------

     10.01 Payment of Ground Rent and Other Charges
           ----------------------------------------

     Owner covenants to promptly pay and discharge (i) any and all rentals due and owing pursuant to the Ground Lease, and (ii) any payments and charges necessary to assure continued operation of the Hotel by the Management Company.

     10.02 Use
           ---

     A. Management Company shall use the Hotel solely for the operation of a suite hotel under standards comparable to those prevailing in the Marriott suite hotel system and for all activities in connection therewith that are customary and usual to such an operation.

     B. Management Company shall have the option to terminate the Agreement at any time upon sixty (60) days' written notice to Owner in the event of a withdrawal or revocation, by any lawful governing body having jurisdiction thereof, of any material license or permit required for Management Company's performance hereunder where such withdrawal or revocation is due to circumstances beyond Management Company's control.

     10.03 Chain Services
           --------------

     Management Company shall, commencing with the Opening Date and thereafter during the term of this Agreement, cause to be furnished to the Hotel certain services ("Chain Services") that are furnished generally on a central or regional basis to other hotels in the Marriott suite hotel chain and that benefit the Hotel as a participant in the chain. Chain Services shall include: (i) national sales office services; central training services, central advertising and promotion (including direct and image media and advertising administration); the Marriott national reservations system and the Marriott computer payroll and accounting services; and (ii) such additional central or regional services as may from time to time be furnished for the benefit of the Hotels or in substitution for services now performed at the Hotels that may be more efficiently performed on a group basis. Costs and expenses incurred in the providing of such services shall be allocated on a fair and equitable basis among all Marriott hotels (whether or not suite hotels) owned, leased, or managed by Management Company in the United States receiving the same.



                               END OF ARTICLE X

                                  ARTICLE XI

                                   INSURANCE
                                   ---------

     11.01 Property Insurance
           ------------------

     A. Management Company shall, commencing with the Effective Date and during the term of the Agreement, procure and maintain, using funds deducted from Gross Revenues, with insurance companies reasonably acceptable to Owner and licensed to do business in the State of Illinois, a minimum of the following insurance:

     1. Insurance on the Hotel (including contents) against loss or damage by fire, lightning, and all other risks covered by the usual standard extended coverage endorsements, with such deductible limits as are generally established by Management Company at the other hotels it leases or manages under the Marriott name in the United States, all in an amount not less than ninety percent (90%) of the replacement cost thereof;

     2. Insurance against loss or damage from explosion of boilers, pressure vessels, pressure pipes and sprinklers, to the extent applicable, installed in the Hotel;

     3. Business interruption insurance covering loss of profits and necessary continuing expenses for interruptions caused by any occurrence covered by the insurance referred to in Paragraphs ll.0lA 1 and 2, of a type and in amounts and with such deductible limits as are generally established by

Management Company at the other hotels it leases or manages under the Marriott name in the United States.

     B. All policies of insurance required under Paragraphs 11.01A 1, 2, and 3 shall be carried in the name of Owner and the holder of the first-lien permanent mortgage on the Hotel; any losses thereunder shall be payable to the parties as their respective interests may appear.

     C. Any mortgage on the Hotel shall contain provisions to the effect that proceeds of the insurance policies required to be carried under Section 11.01 shall be available for repair and restoration of the Hotel.

     11.02 Operational Insurance
           ---------------------

     Management Company shall, commencing with the Opening Date and during the term of the Agreement, procure and maintain, using funds deducted from Gross Revenues, either with insurance companies reasonably acceptable to Owner and licensed to do business in the State of Illinois, or by legally qualifying as a self insurer therein, the following insurance:

     A. Workers' compensation and employer's liability insurance as may be required under applicable laws covering all of Management Company's employees at the Hotel, with such deductible limits or self-insured retentions as are generally established by Management Company at the other hotels it leases or manages under the Marriott name in the United States;

     B. Fidelity bonds, with reasonable limits and deductibles to be determined by Management Company, covering its employees in job classifications normally bonded in the other hotels it leases or manages under the Marriott name in the United States or as otherwise required by law, and comprehensive crime insurance to the extent Management Company and Owner mutually agree it is necessary for the Hotel;

     C. Comprehensive general public liability insurance against claims for personal injury, death or property damage occurring on, in, or about the Hotel, and automobile insurance on vehicles operated in conjunction with the Hotel, with a combined single limit of not less than one hundred million dollars ($100,000,000) for each occurrence for personal injury, death, and property damage, with such deductible limits or self-insured retentions as are generally established by Management Company at the other hotels it leases or manages under the Marriott name in the United States;

     D. Such other insurance in amounts as Management Company in its reasonable judgment deems advisable for protection against claims, liabilities, and losses arising out of or connected with the operation of the Hotel.

     11.03 Coverage
           --------

     All insurance described in Sections 11.01 and 11.02 may be obtained by Management Company by endorsement or equivalent means under its blanket insurance policies, provided that such blanket policies substantially fulfill the requirements specified herein. Deductible limits and self-insured retentions shall be as provided in the blanket policies covering the hotels leased or managed by Management Company under the Marriott name in the United States. In addition, Management Company may (if it has legally qualified to do so) self-insure or otherwise retain such risks or portions thereof as it does with respect to other hotels it leases or manages under the Marriott name in the United States.

     11.04 Cost and Expense
           ----------------

     Insurance premiums and any costs or expenses with respect to the insurance described in Sections 11.01 and 11.02, including insurance reinsured by a subsidiary of Management Company, shall be Deductions in determining Net House Profit. Premiums on policies for more than one year shall be charged pro rata against Gross Revenues over the period of the policies. The expenses incurred in maintaining Management Company's self-insurance program shall be charged on an equitable basis to the hotels participating in such programs. Any reserves, losses, costs, damages, or expenses that are uninsured, or fall within deductible limits or self-insured retentions, shall be treated as a cost of insurance and shall be Deductions in determining Net House Profit. Upon Termination, an escrow fund in an amount acceptable to Owner and Management Company shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Owner) to cover the amount of any deductible limits or self-insured retentions and all other costs that will eventually have to be paid by either Owner or Management

Company with respect to pending or contingent claims, including those that arise after Termination for causes arising during the term of the Agreement.

     11.05 Policies and Endorsements
           -------------------------

     A. Where permitted, all insurance provided under Article XI shall name Management Company and Owner as named insureds. The party procuring such insurance shall deliver to the other party certificates of insurance with respect to all policies so Procured, including existing, additional, and renewal policies and, in the case of insurance about to expire, shall deliver certificates of insurance with respect to the renewal policies not less than ten
(10) days prior to the respective dates of expiration.

     B. All policies of insurance provided for under this Article XI shall, to the extent obtainable, have attached thereto an endorsement that such policy shall not be cancelled or materially changed without at least thirty (30) days' prior written notice to Owner and Management Company.

     11.06 Insurance Required by Mortgagee
           -------------------------------

     For so long as the Partnership is the Owner and to the extent that the mortgagee under any Qualified First Mortgage shall require, in accordance with usual practice in the lending industry, any insurance coverages or amounts in excess of that otherwise required by this Article XI, the Management Company, as agent for Owner, shall use its reasonable best efforts to obtain such insurance, the cost of which shall be paid for by the Owner and be a Deduction.

                               END OF ARTICLE XI

                                  ARTICLE XII

                                    TAXES
                                    -----

     12.01 Real Estate and Personal Property Taxes
           ---------------------------------------

     A. All real estate and personal property taxes, levies, assessments, and similar charges on or relating to the Hotel ("Impositions") during the term of the Agreement shall be paid by Owner, at its sole expense, before any fine, penalty, or interest is added thereto or lien placed upon the Hotel or the Agreement, unless payment thereof is in good faith being contested and enforcement thereof is stayed. Owner shall, within the earlier of thirty (30) days of payment or three (3) days following written demand by Management Company, furnish Management Company with copies of official tax bills and assessments and evidence of payment or contest thereof.

     B. For so long as the Partnership is the Owner, the Management Company will, at the option and request of the Partnership and as the agent of the Partnership, cause the timely payment of any Impositions using funds available from Gross Revenues for such purpose or as may otherwise be provided by the Partnership for such purpose. In no event shall the Management Company have any personal liability for the payment of any Impositions.



                              END OF ARTICLE XII

                                 ARTICLE XIII

                                HOTEL EMPLOYEES
                                ---------------

     13.01 Employees
           ---------

     A. All personnel employed at the Hotel shall at all times be the employees of Management Company. Management Company shall have absolute discretion to hire, promote, supervise, direct, and train all employees at the Hotel, to fix their compensation and, generally, establish and maintain all policies relating to employment.

     B. Management Company shall decide, in accordance with standards established for the operation of the Marriott full-service hotel system, which, if any, of the Hotel's employees shall reside at the Hotel, and shall be permitted to provide free accommodations and amenities to its employees and representatives living at or visiting the Hotel in connection with its management or operation. No person shall otherwise be given gratuitous accommodations or services without prior joint approval of Owner and Management Company, except in accordance with usual practices of the hotel and travel industry.

     C. Upon Termination, other than because of (i) default of Management Company, (ii) the expiration of the Initial or any Renewal Term, or (iii) the provisions of Sections 14.02, 14.03, or 18.01, an escrow fund shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Owner) to reimburse Management Company for all costs and expenses incurred by Management Company such as reasonable transfer costs, severance pay, unemployment compensation, and other employee liability costs arising out of either the transfer or termination of employment of Management Company's employees at the Hotel, as the case may be.



                              END OF ARTICLE XIII

                                  ARTICLE XIV

                    DAMAGE, CONDEMNATION AND FORCE MAJEURE
                    --------------------------------------

     14.01 Damage and Repair
           -----------------

     A. If during the term hereof, the Hotel is damaged or destroyed by fire, casualty or other cause, Owner shall at its cost and expense and with all reasonable diligence, repair or replace the damaged or destroyed portion of the Hotel to the same condition as existed previously. Owner's obligation to repair or replace shall, however, be limited to the amount of insurance proceeds available for such purpose plus the amount of any funds in the Reserve.

     B. In the event damage or destruction to the Hotel from any cause materially and adversely affects the operation of the Hotel and Owner fails to promptly commence and complete the repairing, rebuilding, or replacement of the same so that the Hotel shall be substantially the same as it was prior to such damage or destruction, Management Company may, at its option, elect either to undertake such work for the account of Owner or terminate the Agreement upon sixty (60) days written notice.

     14.02 Condemnation
           ------------

     A. In the event all or substantially all of the Hotel shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or in the event a portion of the Hotel shall be so taken, but the result is that it is unreasonable to continue to operate the Hotel, the

Agreement shall terminate and Owner and Management Company shall each have the right to initiate such proceedings as they deem advisable to recover any damages to which they may be entitled.

     B. In the event a portion of the Hotel shall be taken by the events described in Section 14.02A, or the entire Hotel is affected but on a temporary basis, and the result is not to make it unreasonable to continue to operate the Hotel, the Agreement shall not terminate. However, so much of any award for any such partial taking or condemnation as shall be necessary to render the Hotel equivalent to its condition prior to such event shall be used for such purpose; the balance of such award, if any, shall be fairly and equitably apportioned between Owner, and Management Company in accordance with their respective interests.

     14.03 Force Majeure
           -------------

     If acts of God, acts of war, civil disturbance, governmental action, including the revocation of any license or permit necessary for the operation contemplated in the Agreement where such revocation is not due to Management Company's fault, or any other causes beyond the control of Management Company shall, in Management Company's reasonable opinion, have a significant adverse effect upon operations of the Hotel, then Management Company shall be entitled to terminate the Agreement upon sixty (60) days written notice.



                              END OF ARTICLE XIV

                                  ARTICLE XV

                                   DEFAULTS
                                   --------
     15.01 Defaults
           --------

     The following shall constitute "events of default" to the extent permitted by applicable law:

     A. The failure of either party to make any payment required to be made in accordance with the terms of the Agreement within ten (10) days after written notice that such payment has not been made; or

     B. The failure of either party to perform, keep or fulfill any of the other covenants, undertakings, obligations, or conditions set forth in the Agreement, and the continuance of such default for a period of thirty (30) days after notice of said failure.

     C. The filing by either party of a petition for liquidation under chapter VII of the bankruptcy laws, or the filing of such a petition against either party and such party fails to have such petition vacated within ninety (90) days.

     15.02 Remedies.
           --------

     A. It is the intention of the parties that the Agreement shall be terminable under Section 15.OlA or B only in the event of a material default. For this purpose, a material default shall be deemed to exist where the alleged default involves willful misconduct or where the defaulting party, by reason of its past conduct, has demonstrated an unwillingness or inability to discharge its obligations under the Agreement satisfactorily.

     B. If either party alleges that the other party has committed an act of default under Section l5.OlA or B, the party alleging such default (the "Non-Defaulting Party") shall first serve notice and demand upon the other party (the "Defaulting Party") outlining the facts and circumstances of the alleged default and requesting performance under the Agreement, damages, termination, or such other relief as the Non-Defaulting Party deems appropriate. The Defaulting Party shall have ten (10) days within which to reply and may either (i) accede to the demand or (ii) dispute the same in whole or in part.

     C. If the Defaulting Party admits the existence of default, it shall:

        1. In the event of a non-monetary default, promptly and with all due diligence cure such default within thirty (30) days, or if such default is not susceptible of being cured within thirty (30) days, proceed immediately to cure such default in the shortest possible time, or

        2. In the event of a monetary default, pay the amount demanded within ten (10) days.

     If the Defaulting Party fails to cure the default within the time specified in this Paragraph 15.02C (and in the case of a default that is not susceptible of being cured within thirty (30) days within a reasonable time after the expiration of such thirty (30) day period), a material default shall be deemed to have occurred, and the Non-Defaulting Party may, at its option, terminate the Agreement effective as of the date of default and/or seek damages and/or such other remedies available at law or in equity.

     D. If the Defaulting Party disputes the claim or demand of the Non-Defaulting Party within said ten (10) days period, and if the parties are unable to reconcile such dispute within the following thirty (30) days, the existence or nonexistence of a default shall be determined by arbitration in accordance with the then rules of the American Arbitration Association, with such arbitration to take place in Chicago, Illinois. The arbitrator shall be bound by the terms and conditions of the Agreement and, except as hereinafter specifically provided, shall be limited to deciding (i) whether or not a default has occurred and (ii) if a default is determined to have occurred, whether or not such default is a material default. If the arbitrator determines that the default is not material, the provisions of Paragraph 15.02C shall apply. If the arbitrator determines that a material default has occurred, the Non-Defaulting Party may, at its option, terminate the Agreement effective as of the date of default and/or seek damages, specific performance, or such other remedies as may be available to it at law or in equity.

     E. If the Defaulting Party neither accedes to nor disputes the demand, the Defaulting Party shall be deemed to have admitted the existence of a material default and the Non-Defaulting party may, at its option, terminate the Agreement, seek damages, specific performance, and/or such other remedies as may be available to it at law or in equity.

     15.03 Performance Termination
           -----------------------

     A. If the average Net House Profit of the Hotel during any five (5) consecutive full Fiscal Years during the term of this Agreement (not including any period of time before the expiration of the third (3rd) full Fiscal Year following the Effective Date) fails to exceed the sum of two million five hundred sixty thousand dollars ($2,560,000) plus eight percent (8%) of the aggregate costs incurred by Owner in any subsequent expansion, rehabilitation, or re-equipping of the Hotel (including any capitalized interest, real estate taxes, or other amounts that under generally accepted accounting principles would be included as part of the cost of the Hotel), Owner shall, subject to the conditions of Section 15.02B, have the option to end the term of the Agreement. Such option shall be exercisable by serving written notice of Owner's election to end the term of the Agreement on Management Company not later than ninety
(90) days after receipt of the annual accounting for such fifth consecutive Fiscal Year. Such notice shall state the basis on which Owner asserts the right of termination and shall show all mathematical calculations on which such assertion is made.

     B. On receipt of Owner's written notice under Section 15.03A, Management Company shall have the option, to be exercised within thirty (30) days after receipt of said notice, to pay to Owner the amount of any deficiency described in Section 15.03A and that constituted the basis for said notice. If Management Company does not exercise its option to make the payment permitted by this
Section 15.03B, then the term of this Agreement shall end upon the expiration of the aforesaid thirty (30) day option period as though the term hereof had expired without renewal.


                               END OF ARTICLE XV

                                  ARTICLE XVI

                         WAIVER AND PARTIAL INVALIDITY
                         -----------------------------

     16.01 Waiver
           ------

     The failure of either party to insist upon a strict performance of any of the terms or provisions of the Agreement, or to exercise any option, right, or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

     16.02 Partial Invalidity
           ------------------

     If any portion of the Agreement shall be declared invalid by order, decree or judgment of a court, the Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue hardship on Management Company or Owner or constitute a substantial deviation from the general intent and purpose of said parties as reflected in the Agreement.



                              END OF ARTICLE XVI

                                 ARTICLE XVII

                                  ASSIGNMENT
                                  ----------

     17.01 Assignment
           ----------

     A. Neither party shall assign or transfer or permit the assignment or transfer of the Agreement without the prior written consent of the other; provided, however, that Management Company shall have the right, without such consent, to (1) assign its interest in the Agreement to any of its affiliated companies in the same line of business as Management Company, and any such assignee shall be deemed to be the Management Company for the purposes of the Agreement, and (2) sublease shops or grant concessions at the Hotel so long as the terms of any such subleases or concessions do not exceed the term of the Agreement; and, provided further, that the Partnership shall have the right, without such consent, to assign its interest in the Agreement to any partnership in which Marriott or an affiliate is a general partner. Nothing contained herein shall prevent (i) the conditional assignment of the Agreement as security for any mortgage that Management Company approves on the Hotel; (ii) the transfer of the Agreement in connection with a merger or consolidation or a sale of all or substantially all of the assets of either party or their respective affiliated companies; or (iii) an assignment of the Agreement in connection with an approved sale of the Hotel pursuant to Section 18.O1A 2.

     B. In the event either party consents to an assignment of the Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of the Agreement. An assignment by either Owner or Management Company of its interest in the Agreement shall not relieve Owner or Management Company, as the case may be, from their respective obligations under the Agreement, and shall inure to the benefit of, and be binding upon, their respective successors, heirs, legal representatives, or assigns.



                              END OF ARTICLE XVII

                                 ARTICLE XVIII

                                 SALE OF HOTEL
                                 -------------

     18.01 Right of First Refusal
           ----------------------

     A. If Owner receives a bona fide written offer to purchase or lease the Hotel and desires to accept such offer, Owner shall give written notice thereof to Management Company stating the name of the prospective purchaser or tenant, as the case may be, the price or rental and the terms and conditions of such proposed sale or lease, together with all other information requested by Management Company and reasonably available to Owner. Within ninety (90) days after the date of receipt of Owner's written notice and such other information, Management Company shall elect, by written notice to Owner, one of the following alternatives:

           1. To purchase or lease the Hotel at the same price or rental and upon the same terms and conditions as those set forth in the written notice from Owner to Management Company or upon other terms acceptable to Owner, in which event Owner and Management Company shall promptly enter into an agreement for such sale or lease and shall finalize the same.

           2. To consent to such sale or lease and to the assignment of the Agreement to such purchaser or tenant, provided that concurrently with the finalization thereof the purchaser or tenant, as the case may be, shall, by appropriate instrument in form satisfactory to Management Company, assume all of Owner's obligations hereunder. Such consent shall not relieve Owner from its obligations under the Agreement unless the purchaser or tenant has a net worth of not less than ten million dollars ($10,000,000), as adjusted to reflect increases in the consumer price index. An executed copy of such assumption agreement shall be delivered to Management Company.

           3. To terminate the Agreement by written notice to Owner, which notice will set an effective date for such Termination not earlier than thirty
(30) days, nor more than one hundred and twenty (120) days, following the date of the giving of such notice. Management Company shall have the right to change such effective date of Termination to coincide with the date of the finalization of the proposed sale or lease. Said notice of Termination shall not be effective if such sale or lease is not finalized. Management Company may only exercise the option granted in this Paragraph 3 if the proposed purchaser or tenant of the Hotel (i) is not of good moral character; (ii) is controlled by persons as to whom Management Company has a reasonable basis for believing either that they are engaged in criminal activities or that they are associates or agents of criminals; (iii) directly or indirectly operates or manages hotels, restaurants or other businesses significantly in competition with Management Company; or
(iv) is not financially responsible, is insolvent, or has a net worth of less than ten million dollars ($10,000,000), as adjusted to reflect increases in the consumer price index.

     B. If Management Company shall fail to elect any of the above alternatives within said ninety (90) day period, the same shall be conclusively deemed to constitute an election and consent under Paragraph A 2 above, and the provisions thereof shall prevail as if Management Company had consented in writing thereto. Any proposed sale or lease of which notice has been given by Owner to Management Company hereunder must be finalized within one hundred eighty (180) days following the giving of such notice, unless Management Company has exercised its option under subsection 1 above to purchase or lease the Hotel. Failing such finalization, such notice, and any response thereto given by Management Company, shall be null and void and all of the provisions of Section 18.01A must again be complied with before Owner shall have the right to finalize a sale or lease of the Hotel upon the terms contained in said notice, or otherwise.

     C. Any sale, assignment. transfer, or other disposition, for value or otherwise, voluntary or involuntary, of the controlling interest in Owner (i.e , the possession directly or indirectly of the power to direct or cause the direction of the management and policies of Owner, whether through the ownership of voting securities, or by contract, or otherwise) other than to an affiliate of Owner shall be deemed a sale or lease of the Hotel under Section 18.01A and shall be subject to the provisions thereof. Owner, from time to time, upon written request of Management Company, shall furnish Management Company with a list of the names and addresses of the owners of capital stock, partnership interest, or other proprietary interest in Owner.



                              END OF ARTICLE XVIII

                                   ARTICLE XIX

                                  MISCELLANEOUS
                                  -------------

     19.01 Right to Make Agreement
           -----------------------

     Each party warrants, with respect to itself, that neither the execution of the Agreement nor the finalization of the transactions contemplated hereby shall violate any provision of law or judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or require any consent, vote or approval that has not been taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of the Agreement and any extensions thereof, the full right to enter into the Agreement and perform its obligations hereunder.

     19.02 Consents
           --------

     Wherever in the Agreement the consent or approval of Owner or Management Company is required, such consent or approval shall not be unreasonably withheld, shall be in writing and shall be executed by a duly authorized officer or agent of the party granting such consent or approval. If either Owner or Management Company fails to respond within thirty (30) days to a request by the other party for a consent or approval, such consent or approval shall be deemed to have been given.

     19.03 Agency
           ------

     The relationship of Owner and Management Company shall be that of principal and agent, and nothing contained in the Agreement shall be construed to create a partnership or joint venture between them or their successors in interest. Management Company's agency established by the Agreement is coupled with an interest and may not be terminated by Owner until the expiration of the term of the Agreement, except as provided in Articles XIV or XV.

     19.04 Confidentiality
           ---------------

     The parties agree that the matters set forth in the Agreement are strictly confidential and each party will make every effort to ensure that the information is not disclosed (other than as required by law) to any outside person or entities (including the press) without the written consent of the other party.

     19.05 Applicable Law
           --------------

     The Agreement shall be construed under and shall be governed by the laws of Illinois.

     19.06 Headings
           --------

     Headings of articles and sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular articles or sections to which they refer.

     19.07 Notices
           -------

     Notices, statements and other communications to be given under the terms of the Agreement shall be in writing and delivered by hand against receipt or sent by certified or registered mail, postage prepaid, return receipt requested:


        To Owner:
        --------

        Mutual Benefit Chicago Marriott Suite Hotel Partners L.P.
        290 Westminster Street
        Providence, Rhode Island 02903

        With copies to:
        --------------

        To Management Company:
        ---------------------

        Marriott Hotels, Inc.
        10400 Fernwood Road
        Bethesda, Maryland 20058
        Attention:  Law Department

or at such other address as is from time to time designated by the party receiving the notice. Any such notice that is properly mailed shall be deemed to have been served as of five (5) days after said posting for purposes of establishing that the sending party complied with the applicable time limitations set forth herein, but shall not be binding on the addressee until actually received.

     19.0.8 Limited Liability
            -----------------

     Management Company agrees that no limited partner of Owner, if any, shall have any personal liability hereunder in excess of such limited partner's contribution to the capital of Owner and that Management Company shall have recourse hereunder for the faithful performance by Owner of its obligations under the Agreement only to the assets of Owner.

     19. 09 Entire Agreement
            ----------------

     The Agreement, together with other writings signed by the parties expressly stated to be supplemental hereto and together with any instruments to be executed and delivered pursuant to the Agreement, constitutes the entire agreement between the parties and supersedes all prior understandings and writings, and may be changed only by a writing signed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed as of the day and year first written above.



                                             MARRIOTT HOTELS, INC.



(SEAL)                                       By: /s/ Matthew J. Hart
                                                --------------------------------
                                                        Vice President


                                             MUTUAL BENEFIT CHICAGO MARRIOTT
                                             SUITE HOTEL PARTNERS, L.P.

                                             By MB Investment Properties, Inc.
                                                  General Partner


                                             By: /s/ [SIGNATURE APPEARS HERE]
                                                --------------------------------
                                                        Vice President

                                    EXHIBIT A



THE LAND:
THAT PART OF THE WEST 1/2 OF SECTION 3, TOWNSHIP 40 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPAL MERIDIAN DESCRIBED AS FOLLOWS: BEGINNING AT THE INTERSECTION OF THE SOUTH LINE OF THE NORTH WEST 1/4 OF SAID SECTION 3 WITH THE EASTERLY LINE OF RIVER ROAD AS WIDENED BY CONDEMNATION IN CASE NO. 59C 16022 AND) SHOWN ON PLAT RECORDED AS DOCUMENT NO. 19251267; THENCE NORTH 05 DEGREES 11 MINUTES 36 SECONDS EAST ALONG SAID EASTERLY LINE OF RIVER ROAD AS WIDENED, 395.35 FEET; THENCE NORTH 79 DEGREES 26 MINUTES 12 SECONDS WEST, 0.91 FEET TO THE EASTERLY LINE OF RIVER ROAD, BEING A LINE 33.00 FEET, AS MEASURED AT RIGHT ANGLES, EASTERLY OF AND PARALLEL WITH THE CENTER LINE OF SAID ROAD; THENCE NORTH 10 DEGREES 38 MINUTES 35 SECONDS EAST ALONG SAID EASTERLY LINE OF RIVER ROAD, 69.50 FEET; THENCE NORTH 68 DEGREES 08 MINUTES 35 SECONDS EAST, 56.73 FEET; THENCE NORTH 85 DEGREES 38 MINUTES 35 SECONDS EAST, 47.90 FEET TO A POINT OF CURVATURE; THENCE NORTHEASTERLY ALONG A CURVED LINE CONVEX SOUTHEASTERLY, HAVING A RADIUS OF
300.00 FEET AND BEING TANGENT TO SAID LAST DESCRIBED LINE AT SAID LAST DESCRIBED POINT, AN ARC DISTANCE OF 113.14 FEET TO A POINT OF TANGENCY (THE CHORD OF SAID ARC BEARS NORTH 74 DEGREES 5O MINUTES 21 SECONDS EAST, 112.47 FEET); THENCE NORTH 64 DEGREES 02 MINUTES 07 SECONDS EAST ALONG A LINE TANGENT TO SAID LAST DESCRIBED CURVED LINE AT SAID LAST DESCRIBED POINT, 7.87 FEET; THENCE SOUTH 34 DEGREES 21 MINUTES 25 SECONDS EAST, 169.84 FEET; THENCE SOUTH 10 DEGREES 38 MINUTES 35 SECONDS WEST, 3.41 FEET; THENCE SOUTH 79 DEGREES 21 MINUTES 25 SECONDS EAST, 25.00 FEET; THENCE SOUTH 10 DEGREES 38 MINUTES 35 SECONDS WEST,
3.50 FEET; THENCE SOUTH 79 DEGREES 21 MINUTES 25 SECONDS EAST, 24.58 FEET; THENCE SOUTH 10 DEGREES 38 MINUTES 35 SECONDS WEST, 14.00 FEET; THENCE SOUTH 79 DEGREES 21 MINUTES 25 SECONDS EAST, 15.00 FEET; THENCE SOUTH 10 DEGREES 38 MINUTES 35 SECONDS WEST, 373.67 FEET; THENCE NORTH 79 DEGREES 21 MINUTES 25 SECONDS WEST, 92.50 FEET; THENCE SOUTH 10 DEGREES 38 MINUTES 35 SECONDS WEST,
9.47 FEET; THENCE SOUTH 55 DEGREES 38 MINUTES 35 SECONDS WEST, 178.09 FEET; THENCE NORTHWESTERLY ALONG A CURVED LINE CONVEX NORTHEASTERLY AND HAVING A RADIUS OF 355.00 FEET, AN ARC DISTANCE OF 50.35 FEET TO A POINT OF TANGENCY (THE CHORD OF SAID ARC BEARS NORTH 45 DEGREES 22 MINUTES 25 SECONDS WEST, 50.31
FEET); THENCE NORTH 49 DEGREES 26 MINUTES 12 SECONDS WEST ALONG A LINE TANGENT TO SAID LAST DESCRIBED CURVED LINE AT SAID LAST DESCRIBED POINT, 101.24 FEET TO THE EASTERLY LINE OF RIVER ROAD AS WIDENED BY CONDEMNATION IN CASE NO. 59C 16022 AND SHOWN ON PLAT RECORDED AS DOCUMENT NO. 19251267; THENCE NORTH 10 DEGREES 33 MINUTES 48 SECONDS EAST ALONG SAID EASTERLY LINE OF RIVER ROAD AS WIDENED, 11.86 FEET TO THE PLACE OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

NON-EXCLUSIVE EASEMENTS IN FAVOR OF THE LEASEHOLD ESTATE DESCRIBED AS PARCEL 1 HEREIN FOR: (A) INGRESS AND EGRESS FOR PEDESTRIAN AND VEHICULAR TRAFFIC IN, OVER AND THROUGH THE COMMON AREAS LOCATED ON THE ADJACENT TRACT (AS DEFINED BELOW);
(B) INGRESS AND EGRESS FOR

PEDESTRIAN TRAFFIC IN, OVER AND THROUGH THE ENCLOSED WALKWAY ON THE ADJACENT TRACT (AS DEFINED BELOW), AND (C) THE LOCATION, INSTALLATION, MAINTENANCE AND REPAIR OF SATELLITE AND TELECOMMUNICATIONS EQUIPMENT ON THE ADJACENT TRACT (AS DEFINED BELOW), ALL AS CREATED BY LEASE DATED JUNE 16, 1986, A MEMORANDUM OF WHICH WAS FILED APRIL 3, 1987 AS DOCUMENT LR3604964, AND RECORDED NOVEMBER 18, 1988 AS DOCUMENT 88535338, MADE BY AND BETWEEN SIMON-ROSEMONT DEVELOPERS AND MARRIOTT CORPORATION; AND FOR (D) MINOR ENCROACHMENTS OF TENANT'S IMPROVEMENTS ONTO THE ADJACENT TRACT (AS DEFINED BELOW) DUE TO ENGINEERING ERRORS, ERRORS IN ORIGINAL CONSTRUCTION, CONSTRUCTION, RECONSTRUCTION, REPAIR, SETTLEMENT OR SHIFTING OR MOVING OF THE TENANT'S IMPROVEMENTS; (E) INGRESS AND EGRESS OVER THE ADJACENT TRACT AS REASONABLY NECESSARY FOR THE RECONSTRUCTION, MAINTENANCE, OPERATION AND REPAIR OF TENANT'S IMPROVEMENTS, AS CREATED BY FIRST AMENDMENT DATED MARCH 11, 1987 AND FILED APRIL 3, 1987 AS DOCUMENT LR3604965, AND RECORDED NOVEMBER 18, 1988 AS DOCUMENT 88535337, MADE BY AND BETWEEN SIMON-ROSEMONT DEVELOPERS AND MARRIOTT CORPORATION.

ADJACENT TRACT:

THAT PART OF THE WEST 1/2 OF SECTION 3, TOWNSHIP 40 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE EAST LINE OF THE NORTH WEST 1/4 OF SAID
SECTION 3 WITH THE SOUTHWESTERLY LINE OF HIGGINS ROAD AS MONUMENTED AND OCCUPIED, BEING A LINE 50.00 FEET, AS MEASURED AT RIGHT ANGLES, SOUTHWESTERLY OF AND PARALLEL WITH THE CENTER LINE OF SAID ROAD; THENCE SOUTH 01 DEGREES, 51 MINUTES, 13 SECONDS WEST ALONG THE EAST LINE OF THE NORTH WEST 1/4 OF SECTION 3,
375.17 FEET TO THE CENTER OF SAID SECTION 3; THENCE SOUTH 33 DEGREES, 22 MINUTES, 30 SECONDS WEST, 430.74 FEET TO A POINT IN A LINE 357.44 FEET SOUTH OF AND PARALLEL WITH THE NORTH LINE OF LOT "A" IN BROWN'S SUBDIVISION OF PART OF
SECTION 3, AFORESAID, ACCORDING TO THE PLAT THEREOF RECORDED NOVEMBER 1, 1894 AS DOCUMENT NO. 2126709, SAID POINT BEING 300 FEET, AS MEASURED ALONG SAID PARALLEL LINE, WEST OF THE CENTER OF THE DES PLAINES RIVER, (SAID LAST DESCRIBED LINE BEARING SOUTH 33 DEGREES, 22 MINUTES, 30 SECONDS WEST BEING ALSO THE SOUTHEASTERLY LINE AND SAID SOUTHEASTERLY LINE EXTENDED NORTHEASTERLY, OF ROSEMONT INDUSTRIAL CENTER, BEING A SUBDIVISION OF PARTS OF LOTS "A" AND "B" IN THE SUBDIVISION OF LOTS 18, 19 AND 40 IN ASSESSOR'S SUBDIVISION OF SECTION 3, AFORESAID, ACCORDING TO THE PLAT OF SAID ROSEMONT INDUSTRIAL CENTER RECORDED FEBRUARY 17, 1967 AS DOCUMENT NO. 20066369); THENCE SOUTH 12 DEGREES, 10 MINUTES, 59 SECONDS WEST ALONG THE EASTERLY LINE OF SAID ROSEMONT INDUSTRIAL CENTER, 424.43 FEET TO THE SOUTHEAST CORNER OF LOT 5 IN SAID ROSEMONT INDUSTRIAL CENTER; THENCE NORTH 62 DEGREES, 21 MINUTES, 00 SECONDS WEST ALONG THE SOUTHERLY LINE OF SAID LOT 5, 14.88 FEET; THENCE NORTH 00 DEGREES, 06 MINUTES, 04 SECONDS EAST ALONG A LINE THAT FORMS AN ANGLE OF 62 DEGREES, 27 MINUTES, 04 SECONDS, AS MEASURED FROM NORTHWEST TO NORTH, WITH THE SOUTHERLY LINE OF SAID LOT 5, 123.48 FEET; THENCE NORTH 89 DEGREES, 53 MINUTES, 56 SECONDS WEST ALONG A LINE AT RIGHT ANGLES TO SAID LAST DESCRIBED LINE, 44.00 FEET;

THENCE SOUTH 00 DEGREES, 06 MINUTES, 04 SECONDS WEST ALONG A LINE AT RIGHT ANGLES TO SAID LAST DESCRIBED LINE, 100.52 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID LOT 5, 64.50 FEET, AS MEASURED ALONG SAID SOUTHERLY LINE, NORTHWESTERLY OF THE SOUTHEASTERLY CORNER OF SAID LOT 5; THENCE NORTH 62 DEGREES, 21 MINUTES, 00 SECONDS WEST ALONG THE SOUTHERLY LINE OF LOTS 1, 2 AND 5 IN SAID ROSEMONT INDUSTRIAL CENTER, 380.62 FEET TO A CORNER OF SAID LOT 1; THENCE CONTINUING NORTH 62 DEGREES, 21 MINUTES, 00 SECONDS WEST ALONG THE NORTHEASTERLY LINE OF THE PROPERTY CONVEYED TO THE ILLINOIS STATE TOLL HIGHWAY COMMISSIONERS, 98.07 FEET TO A CORNER OF SAID LOT 1; THENCE CONTINUING NORTH 62 DEGREES, 21 MINUTES, 00 SECONDS WEST ALONG THE SOUTHERLY LINE OF SAID LOT 1, 56.13 FEET TO AN ANGLE POINT iN SAID LINE; THENCE NORTH 56 DEGREES, 26 MINUTES, 14 SECONDS WEST ALONG THE SOUTHERLY LINE OF SAID LOT 1, 332.64 FEET TO A SOUTHWEST CORNER OF SAID LOT 1; THENCE NORTH 10 DEGREES, 33 MINUTES, 48 SECONDS EAST ALONG THE WESTERLY LINE OF SAID LOT 1 AND SAID WESTERLY LINE EXTENDED NORTHERLY, SAID LINE BEING ALSO THE EASTERLY LINE OF RIVER ROAD AS WIDENED BY CONDEMNATION IN CASE NO. 59C16022 AND SHOWN ON PLAT RECORDED AS DOCUMENT NO. 19251267, 308.05 FEET TO AN ANGLE POINT IN SAID LINE; THENCE NORTH 05 DEGREES, 11 MINUTES, 36 SECONDS EAST ALONG SAID EASTERLY LINE OF RIVER ROAD AS WIDENED, 395.35 FEET; THENCE NORTH 79 DEGREES, 26 MINUTES, 12 SECONDS WEST, 0.91 OF A FOOT TO THE EASTERLY LINE OF RIVER ROAD, BEING A LINE 33.00 FEET, AS MEASURED AT RIGHT ANGLES, EASTERLY OF AND PARALLEL WITH THE CENTER LINE OF SAID ROAD; THENCE NORTH 10 DEGREES, 38 MINUTES, 35 SECONDS EAST ALONG SAID EASTERLY LINE OF RIVER ROAD, 359.40 FEET TO AN INTERSECTION WITH THE SOUTHERLY LINE OF LAND TAKEN IN CONDEMNATION CASE NO. 76L17220 AND CASE NO. 76L17222; THE FOLLOWING THREE COURSES ARE ALONG THE SOUTHERLY, EASTERLY AND NORTHERLY LINE OF LAND TAKEN ITN CONDEMNATION CASE NO. 76L17220 AND CASE NO. 76L17222; THENCE SOUTH 79 DEGREES, 21 MINUTES, 25 SECONDS EAST, 42.00 FEET; THENCE NORTH 10 DEGREES, 38 MINUTES, 35 SECONDS EAST, 75.00 FEET; THENCE NORTH 79 DEGREES, 21 MINUTES, 25 SECONDS WEST, 37.00 FEET TO AN INTERSECTION WITH THE EASTERLY LINE OF RIVER ROAD AS PER DOCUMENT NO. 23630528, BEING A LINE 38.00 FEET, AS MEASURED AT RIGHT ANGLES, EASTERLY OF AND PARALLEL WITH THE CENTER LINE OF SAID ROAD; THENCE NORTH 10 DEGREES, 38 MINUTES, 35 SECONDS EAST ALONG SAID EAST LINE OF RIVER ROAD, 230.51 FEET; THENCE NORTH 67 DEGREES, 54 MINUTES, 21 SECONDS EAST, 15.62 FEET TO A POINT ON THE SOUTHWESTERLY LINE OF HIGGINS ROAD AS PER DOCUMENT NO. 11045055, BEING A LINE 50.00 FEET, AS MEASURED RADIALLY, SOUTHWESTERLY OF AND CONCENTRIC WITH THE CENTER LINE OF SAID ROAD; THENCE SOUTHEASTERLY ALONG SAID SOUTHWESTERLY LINE OF HIGGINS ROAD. BEING A CURVED LINE CONVEX NORTHERLY AND HAVING A RADIUS OF 5679.65 FEET, AN ARC DISTANCE OF 582.99 FEET TO A POINT OF TANGENCY IN SAID LINE (THE CHORD OF SAID ARC BEARS SOUTH 51 DEGREES, 23 MINUTES, 22 SECONDS EAST, 582.73 FEET); THENCE SOUTH 48 DEGREES, 26 MINUTES, 56 SECONDS EAST ALONG THE SOUTHWESTERLY LINE OF SAID HIGGINS ROAD, BEING A LINE TANGENT TO SAID LAST DESCRIBED CURVED LINE AT SAID LAST DESCRIBED POINT, 73.57 FEET TO A POINT OF CURVATURE IN SAID SOUTHWESTERLY LINE OF HIGGINS ROAD; THENCE SOUTHEASTERLY ALONG THE SOUTHWESTERLY LINE OF HIGGINS ROAD, BEING A CURVED LINE CONVEX SOUTHERLY, HAVING A RADIUS OF 1482.69 FEET AND BEING TANGENT TO SAID LAST DESCRIBED LINE AT SAID LAST DESCRIBED POINT, AN ARC DISTANCE OF 441.26 FEET TO A POINT OF TANGENCY IN SAID SOUTHWESTERLY LINE (THE

CHORD OF SAID ARC BEARS SOUTH 56 DEGREES, 58 MINUTES, 29 SECONDS EAST,
439.63 FEET); THENCE SOUTH 65 DEGREES, 30 MINUTES, 02 SECONDS EAST
ALONG THE SOUTHERLY LINE OF HIGGINS ROAD, BEING A LINE TANGENT TO SAID LAST DESCRIBED CURVED LINE AT SAID LAST DESCRIBED POINT, 37.54 FEET TO THE PLACE OF BEGINNING, EXCEPTING FROM THE AFOREDESCRIBED TRACT ALL THAT PART THEREOF DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF ThE SOUTH LINE OF THE NORTH WEST 1/4 OF SAID
SECTION 3 WITH THE EASTERLY LINE OF RIVER ROAD AS WIDENED BY CONDEMNATION IN CASE NO. 59C16022 AND SHOWN ON PLAT RECORDED AS DOCUMENT NO. 19251267; THENCE NORTH 05 DEGREES, 11 MINUTES, 36 SECONDS EAST ALONG SAID EASTERLY LINE OF RIVER ROAD AS WIDENED, 395.35 FEET; THENCE NORTH 79 DEGREES, 26 MINUTES, 12 SECONDS WEST, 0.91 OF A FOOT TO THE EASTERLY LINE OF RIVER ROAD, BEING A LINE 33.00 FEET, AS MEASURED AT RIGHT ANGLES, EASTERLY OF AND PARALLEL WITH THE CENTER LINE OF SAID ROAD; THENCE NORTH 10 DEGREES, 38 MINUTES, 35 SECONDS EAST ALONG SAID EASTERLY LINE OF RIVER ROAD, 69.50 FEET; THENCE NORTH 68 DEGREES, 08 MINUTES, 35 SECONDS EAST, 56.73 FEET; THENCE NORTH 85 DEGREES, 38 MINUTES, 35 SECONDS EAST,
47.90 FEET TO A POINT OF CURVATURE; THENCE NORTHEASTERLY ALONG A CURVED LINE CONVEX SOUTHEASTERLY, HAVING A RADIUS OF 300.00 FEET AND BEING TANGENT TO SAID LAST DESCRIBED LINE AT SAID LAST DESCRIBED POINT, AN ARC DISTANCE OF 113.14 FEET TO A POINT OF TANGENCY (THE CHORD OF SAID ARC BEARS NORTH 74 DEGREES, 50 MINUTES, 21 SECONDS, EAST, 112.47 FEET); THENCE NORTH 64 DEGREES, 02 MINUTES, 07 SECONDS EAST ALONG A LINE TANGENT TO SAID LAST DESCRIBED CURVED LINE AT SAID LAST DESCRIBED POINT, 7.87 FEET; THENCE SOUTH 34 DEGREES, 21 MINUTES, 25 SECONDS EAST, 169.84 FEET; THENCE SOUTH 10 DEGREES, 38 MINUTES, 35 SECONDS WEST, 3.41 FEET; THENCE SOUTH 79 DEGREES, 21 MINUTES, 25 SECONDS EAST, 25.00 FEET; THENCE SOUTH 10 DEGREES, 38 MINUTES, 35 SECONDS WEST, 3.50 FEET; THENCE SOUTH 79 DEGREES, 21 MINUTES, 25 SECONDS EAST, 24.58 FEET; THENCE SOUTH 10 DEGREES, 38 MINUTES, 35 SECONDS WEST, 14.00 FEET; THENCE SOUTH 79 DEGREES, 21 MINUTES, 25 SECONDS EAST, 15.00 FEET; THENCE SOUTh 10 DEGREES, 38 MINUTES, 35 SECONDS WEST,
373.67 FEET; THENCE NORTH 79 DEGREES, 21 MINUTES, 25 SECONDS WEST, 92.50 FEET; THENCE SOUTH 10 DEGREES, 38 MINUTES, 35 SECONDS WEST, 9.47 FEET; THENCE SOUTH 55 DEGREES, 38 MINUTES, 35 SECONDS WEST, 178.09 FEET; THENCE NORTHWESTERLY ALONG A CURVED LINE CONVEX NORTHEASTERLY AND HAVING A RADIUS OF 355.00 FEET, AN ARC DISTANCE OF 50.35 FEET TO A POINT OF TANGENCY (THE CHORD OF SAID ARC BEARS NORTH 45 DEGREES, 22 MINUTES, 25 SECONDS WEST, 50.31 FEET); THENCE NORTH 49 DEGREES, 26 MINUTES, 12 SECONDS WEST ALONG A LINE TANGENT TO SAID LAST DESCRIBED CURVED LINE AT SAID LAST DESCRIBED POINT, 101.24 FEET TO THE EASTERLY LINE OF RIVER ROAD AS WIDENED BY CONDEMNATION IN CASE NO. 59C16022 AND SHOWN ON PLAT RECORDED AS DOCUMENT NO. 19251267; THENCE NORTH 10 DEGREES, 33 MINUTES, 48 SECONDS EAST ALONG SAID EASTERLY LINE OF RIVER ROAD AS WIDENED, 11.86 FEET TO THE PLACE OF BEGINNING, IN COOK COUNTY, ILLINOIS

PARCEL 3:

EASEMENT IN FAVOR OF THE LEASEHOLD ESTATE DESCRIBED AS PARCEL 1 HEREIN, AS CREATED IN SECOND AMENDMENT TO LEASE RECORDED FEBRUARY 9, 1989 AS DOCUMENT 89063670, MADE BY AND BETWEEN LA SALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED FEBRUARY 1, 1988 AND KNOWN AS TRUST NUMBER 113000, SIMON-ROSEMONT DEVELOPERS, AN ILLINOIS LIMITED PARTNERSHIP, AND MARRIOTT CORPORATION, A DELAWARE CORPORATION, FOR A 5 INCH AT-GRADE EASEMENT FOR ACCOMODATING TILE AS-BUILT CONDITION OF THE HOTEL GARDEN WALL, OVER THE FOLLOWING LEGAL DESCRIPTION:

THAT PART OF THE WEST 1/2 OF SECTION 3, TOWNSHIP 40 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE INTERSECTION OF THE SOUTH LINE OF THE NORTH WEST 1/4 OF SAID SECTION 3 WITH THE EASTERLY LINE OF RIVER ROAD AS WIDENED BY CONDEMNATION IN CASE NO. 59C16022 AND SHOWN ON PLAT RECORDED AS DOCUMENT NO. 19251267; THENCE NORTH 05 DEGREES 11 MINUTES 36 SECONDS EAST ALONG SAID EASTERLY LINE OF RIVER ROAD AS WIDENED, 395.35 FEET; THENCE NORTH 79 DEGREES 26 MINUTES 12 SECONDS WEST, 0.91 FEET TO THE EASTERLY LINE OF RIVER ROAD, BEING A LINE 33.00 FEET, AS MEASURED AT RIGHT ANGLES, EASTERLY OF AND PARALLEL WITH THE CENTER LINE OF SAID ROAD; THENCE NORTH 10 DEGREES 38 MINUTES 35 SECONDS EAST ALONG SAID EASTERLY LINE OF RIVER ROAD, 69.50 FEET; THENCE NORTH 68 DEGREES 08 MINUTES 35 SECONDS EAST, 56.73 FEET; THENCE NORTH 83 DEGREES 38 MINUTES 35 SECONDS EAST, 47.90 FEET TO A POINT OF CURVATURE; THENCE NORTHEASTERLY ALONG A CURVED LINE CONVEX SOUTHEASTERLY, HAVING A RADIUS OF
300.00 FEET AND BEING TANGENT TO SAID LAST DESCRIBED LINE AT SAID LAST DESCRIBED POINT, AN ARC DISTANCE OF 113.14 FEET TO A POINT OF TANGENCY (THE CHORD OF SAID ARC BEARS NORTH 74 DEGREES 50 MINUTES 21 SECONDS EAST, 112.47 FEET); THENCE NORTH 64 DEGREES 02 MINUTES 07 SECONDS EAST ALONG A LINE TANGENT TO SAID LAST DESCRIBED CURVED LINE AT SAID LAST DESCRIBED POINT, 7.87 FEET; THENCE SOUTH 34 DEGREES 21 MINUTES 25 SECONDS EAST, 169.84 FEET; THENCE SOUTH 10 DEGREES 38 MINUTES 35 SECONDS WEST, 3.41 FEET; THENCE SOUTH 79 DEGREES 21 MINUTES 25 SECONDS EAST, 25.00 FEET; THENCE SOUTH 10 DEGREES 38 MINUTES 35 SECONDS WEST,
3.50 FEET; THENCE SOUTH 79 DEGREES 21 MINUTES 25 SECONDS EAST, 24.58 FEET; THENCE SOUTH 10 DEGREES 38 MINUTES 35 SECONDS WEST, 14.00 FEET; THENCE SOUTH 79 DEGREES 21 MINUTES 25 SECONDS EAST, 15.00 FEET; THENCE SOUTH 10 DEGREES 38 MINUTES 35 SECONDS WEST, 8.50 FEET TO A POINT FOR A PLACE OF BEGINNING; THENCE CONTINUING SOUTH 10 DEGREES 38 MINUTES 35 SECONDS WEST, 353.17 FEET; THENCE SOUTH 79 DEGREES 21 MINUTES 25 SECONDS EAST, 0.40 FEET; THENCE NORTh 10 DEGREES 38 MINUTES 35 SECONDS EAST, 353.17 FEET; THENCE NORTH 79 DEGREES 21 MINUTES 25 SECONDS WEST, 0.40 FEET TO THE PLACE OF BEGINNING, LYING ABOVE A HORIZONTAL PLANE OF ELEVATION 628.70 FEET ABOVE U. S. G. S. DATUM AND LYING BELOW A HORIZONTAL PLANE OF ELEVATION 633.75 FEET ABOVE U. S. G. S. DATUM, IN COOK COUNTY, ILLINOIS.

PARCEL 4:

EASEMENT IN FAVOR OF THE LEASEHOLD ESTATE DESCRIBED AS PARCEL 1 HEREIN, AS CREATED IN SECOND AMENDMENT TO LEASE RECORDED FEBRUARY 9, 1989 AS DOCUMENT 89063670, MADE BY AND BETWEEN LA SALLE NATIONAL BANK, AS TRUSTEE UNDER TRUST AGREEMENT DATED FEBRUARY 1, 1988 AND KNOWN AS

TRUST NUMBER 113000, SIMON-ROSEMONT DEVELOPERS, AN ILLINOIS LIMITED PARTNERSHIP, AND MARRIOTT CORPORATION, A DELAWARE CORPORATION, FOR A 8 INCH BELOW-GRADE EASEMENT FOR FOUNDATIONS OF THE GARDEN WALL, OVER THE FOLLOWING LEGAL
DESCRIPTION:

THAT PART OF THE WEST 1/2 OF SECTION 3, TOWNSHIP 40 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE INTERSECTION OF THE SOUTH LINE OF THE NORTH WEST 1/4 OF SAID SECTION 3 WITH THE EASTERLY LINE OF RIVER ROAD AS WIDENED BY CONDEMNATION IN CASE NO. 59C16022 AND SHOWN ON PLAT RECORDED AS DOCUMENT NO. 19251267; THENCE NORTH 05 DEGREES 11 MINUTES 36 SECONDS EAST ALONG SAID EASTERLY LINE OF RIVER ROAD AS WIDENED, 393.35 FEET; THENCE NORTH 79 DEGREES 26 MINUTES 12 SECONDS WEST, 0.91 FEET TO THE EASTERLY LINE OF RIVER ROAD, BEING A LINE 33.00 FEET, AS MEASURED AT RIGHT ANGLES, EASTERLY OF AND PARALLEL WITH THE CENTER LINE OF SAID ROAD; THENCE NORTH 10 DEGREES 38 MINUTES 35 SECONDS EAST ALONG SAID EASTERLY LINE OF RIVER ROAD, 69.50 FEET; THENCE NORTH 68 DEGREES 08 MINUTES 35 SECONDS EAST, 56.73 FEET; THENCE NORTH 85 DEGREES 38 MINUTES 35 SECONDS EAST, 47.90 FEET TO A POINT OF CURVATURE; THENCE NORTHEASTERLY ALONG A CURVED LINE CONVEX SOUTHEASTERLY, HAVING A RADIUS OF
300.00 FEET AND BEING TANGENT TO SAID LAST DESCRIBED LINE AT SAID LAST DESCRIBED POINT, AN ARC DISTANCE OF 113.14 FEET TO A POINT OF TANGENCY (THE CHORD OF SAID ARC BEARS NORTH 74 DEGREES 50 MINUTES 21 SECONDS EAST, 112.47 FEET); THENCE NORTH 64 DEGREES 02 MINUTES 07 SECONDS EAST ALONG A LINE TANGENT TO SAID LAST DESCRIBED CURVED LINE AT SAID LAST DESCRIBED POINT, 7.87 FEET; THENCE SOUTH 34 DEGREES 21 MINUTES 23 SECONDS EAST, 169.84 FEET; THENCE SOUTH 10 DEGREES 38 MINUTES 33 SECONDS WEST, 3.41 FEET; THENCE SOUTH 79 DEGREES 21 MINUTES 23 SECONDS EAST, 23.00 FEET; THENCE SOUTH 10 DEGREES 38 MINUTES 33 SECONDS WEST,
3.50 FEET; THENCE SOUTH 79 DEGREES 21 MINUTES 23 SECONDS EAST, 24.58 FEET; THENCE SOUTH 10 DEGREES 38 MINUTES 35 SECONDS WEST, 14.00 FEET; THENCE SOUTH 79 DEGREES 21 MINUTES 25 SECONDS EAST, 15.00 FEET; THENCE SOUTH 10 DEGREES 38 MINUTES 35 SECONDS WEST, 8.50 FEET TO A POINT FOR A PLACE OF BEGINNING; THENCE CONTINUING SOUTH 10 DEGREES 38 MiNUTES 35 SECONDS WEST, 353.17 FEET; THENCE SOUTH 79 DEGREES 21 MINUTES 25 SECONDS EAST, 0.67 FEET; THENCE NORTH 10 DEGREES 38 MINUTES 35 SECONDS EAST, 353.17 FEET; THENCE NORTH 79 DEGREES 21 MINUTES 25 SECONDS WEST, 0.67 FEET TO THE PLACE OF BEGINNING, LYING BELOW A HORIZONTAL PLANE OF ELEVATION 628.70 FEET ABOVE U. S. G. S. DATUM, IN COOK COUNTY, ILLINOIS.

                                   EXHIBIT B
                                   ---------

       WEST 32 7P3                                                                               FORMAT 90           PAGE   6,619
       ROSEMONT SUITE                                        DIVISION 32          DISTRICT
       PD 05    YR 09 -----------------------P E R I O D----------------   ----------------Y E A R   T O   D A T E-----------------
   SALES                     $ACTUAL%           $BUDGET%     $LAST YEAR%        $ACTUAL%            $BUDGET%         $LAST YEAR%
ROOMS                     641,229   79.3     723,600   85.3                 2,722,574   77.1    3,049,300   85.0
TELEPHONE                  23,397    3.6      23,600    2.0                   122,205    3.5      103,800    2.9
GIFT SHOP                   2,624     .3       3,800     .3                    11,991     .3       16,500     .5
RESTAURANT                138,655   17.1      90,200   10.7                   685,867   19.4      411,400   11.5
   TOT FOOD & BEV         138,655   17.1      90,200   10.7                   685,867   19.4      411,400   11.5
OTHER INC. RENTS            1,761     .2       1,800     .2                     9,622     .3        7,900     .2
TRADEOUT                    4,641-    .6-                                      20,556     .6-
   TOTAL SALES            800,523  100.0     843,000  100.0                 3,531,703  100.0    3,588,900  100.0

ROOMS                     505,315   78.8     576,338   79.7                 2,075,285   76.2    2,353,390   77.3
TELEPHONE                  20,846   72.1      11,000   46.6                    79,886   65.4       47,200   45.5
GIFT SHOP                     435   16.6       1,200   31.6                     3,731   31.1        3,100   30.9
RESTAURANT                 22,160   16.0      10,400-  11.5-                   98,377   14.3       66,100-  16.1-
 TOT FOOD & BEV            22,160   16.0      10,400-  11.5-                   98,377   14.3       66,100-  16.1-
RECREATION                    544-              8.00-                           1,948-              3,900-
OTHER INC. RENTS            1,761  100.0       1,800  100.0                     9,622  100.0        7,900  100.0
TRADEOUT                    4,641  100.0                                       20,556- 100.0
   TOT DEPT PROFIT        545,532   67.5     579,338   68.7                 2,244,397   63.5    2,348,590   65.4

LOCAL G & A                30,513    3.8      33.638    4.0                   178,928    5.1      168,890    4.7
CR CARD DIS. EXP           18,857    2.3      19,600    2.3                    85,056    2.4       83,400    2.3
HEAT, LIGHT, POWER         23,350    2.9      25,100    3.0                   106,068    3.0      132,100    3.7
REPAIRS & MAINT            39,625    4.9      35,100    4.2                   181,662    5.1      170,600    4.8
OJT                         3,900     .5       3,900     .5                    19,500     .6       19,500     .5
ACCIDENTS                   9,828    1.2       8,600    1.0                    40,050    1.1       39,300    1.1
SALES PROMOTION            25,685    3.2      26,300    3.1                   119,161    3.4      120,700    3.4
LOCAL ADV & BROCH           4,731     .6       3,000     .4                    10,655     .3       15,000     .4
NATIONAL ADV ALOC           3,234     .4       3,300     .4                    14,127     .4       14,100     .4
NATIONAL SLS ALOC           7,872    1.0         800     .1                    10,595     .3        3,600     .1
   TOTAL DEDUCT           167,595   20.7     159,338   18.9                   765,802   21.7      767,190   21.4

HOUSE PROFIT              377,937   46.7     420,000   49.8                 1,478,595   41.9    1,581,400   44.1
TOTAL INV FACTORS          78,059    9.7     392,400   46.5                   395,772   11.2    1,479,300   41.2
PROFIT CONTRS             299,878   37.1      27,600    3.3                 1,082,823   30.7      102,100    2.8

PRE-OPENING                     1                                                   1
OPERATING PROFIT          299,877   37.1      27,600    3.3                 1,002,822   30.7      102,100    2.8

OVERHEAD                   24,256    3.0      25,290    3.0                   105,951    3.0      107,667    3.0
PROFIT BFR TAX            275,621   34.1       2,310     .3                   976,871   27.7        5,567-    .2-
PROFIT AFT TAX            137,811   17.0       1,155     .1                   488,436   13.8        2,784-    .1-

NET TOTAL OCCPNCY                   79.6               88.1                             72.5                77.4
NET AVAIL OCCPNCY                   80.3                                                73.9
NET RK RATES% CHG          112.38             114.55                           104.72              109.92

MAN HRS &% CHANGE          17,170             16,104                           86,549              80,442
SLS/M-H &% CHANGE           47.09              52.35                            40.81               44.61

F/R TOTAL OCCPNCY                   78.9               88.0                             72.0                77.2
F/R AVAIL OCCPNCY                   79.5                                                73.4
F/R RM RATE&% CHG          113.26             114.71                           105.33              110.10


                                                FROM    PD 04-22-89 TO 05-19-B9                     UNIT 32 7P3
                                                TO     YTD 12-31-88 TO 05-19-09                     ROSEMONT SUITE
                                                                                                    PD 05 YR 89